UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2015 (May 19, 2015)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

(Exact name of Registrant as specified in its charter)

Luxembourg	001-34354	98-0554932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40, avenue Monterey

L-2163 Luxembourg

Grand Duchy of Luxembourg

(Address of principal executive offices including zip code)

+352 2469 7900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)                                  Compensatory Arrangements for Certain Officers

The Compensation Committee of the Board of Directors of Altisource Portfolio Solutions S.A. (“Altisource”) approved equity appreciation rights plans for certain divisions of Altisource and its subsidiaries under which Altisource Solutions S.à r.l. (the “Company”), a subsidiary of Altisource, may issue equity appreciation rights (“Rights”) to participating employees.  The Rights provide participating employees the potential to receive a percentage of the increase in the value of the applicable division during the Rights’ term pursuant to conditions as set forth in the applicable plan and award agreements.  Twenty-five percent (25%) of the Rights will vest in equal installments on the first, second, third and fourth anniversaries of the grant date.  Seventy-five percent (75%) of the Rights will begin to vest on the date certain performance criteria are achieved by the applicable division as set forth in the applicable award agreements.

The participating employee will have the opportunity at certain times specified in the award agreement to exercise Rights that have vested and in exchange will receive share equivalency units, the number of which will be based on the increase in value of the division and the amount of Rights awarded to the participating employee.  After a holding period of six months and one day, the Company, the applicable division or an affiliate of the Company may redeem the share equivalency units for a payment equal to the then fair market value of the share equivalency units.  At the Company’s option, the share equivalency units may be redeemed for cash, shares of Altisource’s common stock pursuant to its 2009 Equity Incentive Plan (or successor equity incentive plan as may be approved), a subordinated note payable or, under certain circumstances where the division has been converted into a company form, shares of that company.  Upon the occurrence of certain corporate transactions, including the sale of the division, a qualified initial public offering of the equity of the division or a spin-off of the division, the Company will have the right to repurchase and cancel any redeemed share equivalency units or shares of the division that have been issued in payment of redeemed share equivalency units, and the applicable plan administrator will have the discretion to adjust the terms of the applicable equity appreciation rights plan and any outstanding Rights.

On May 19, 2015, Mark J. Hynes, President, Technology Services of Altisource, received a grant of Rights under plans for the Company’s Consumer Analytics, Document Solutions, and Marketplace Solutions divisions, representing the right to potentially receive one percent (1%) of an increase in the value of each of such divisions.  The specific terms of the awards to Mr. Hynes are set forth in award agreements dated May 19, 2015.

The above description of the equity appreciation rights plans and awards is not complete and is qualified in its entirety by reference to the plans and the award agreements between the Company and Mr. Hynes, which are attached hereto as exhibits and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)                                 Exhibits:

Exhibit No.	Description

Exhibit 10.1	Consumer Analytics Division Equity Appreciation Rights Plan

Exhibit 10.2	Document Solutions Division Equity Appreciation Rights Plan

Exhibit 10.3	Marketplace Solutions Division Equity Appreciation Rights Plan

Exhibit 10.4	Award Agreement (Consumer Analytics) between the Company and Mark J. Hynes, dated May 19, 2015

Exhibit 10.5	Award Agreement (Document Solutions) between the Company and Mark J. Hynes, dated May 19, 2015

Exhibit 10.6	Award Agreement (Marketplace Solutions) between the Company and Mark J. Hynes, dated May 19, 2015

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2015

Altisource Portfolio Solutions S.A.

By:	/s/ Kevin J. Wilcox
Name:	Kevin J. Wilcox
Title:	Chief Administration Officer

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